EXHIBIT 10.5


                   AMENDMENT NO. 7 TO ORIGINAL LOAN AGREEMENT


     This Amendment No. 7 to Original Loan Agreement (this "AMENDMENT") is entered into as of October 10, 2001 between Valence Technology, Inc. (previously Ultracell, Inc.), a Delaware corporation ("BORROWER"), and Berg & Berg Enterprises, LLC ("LENDER").

     A. Borrower is indebted to Lender pursuant to, among other documents, a Loan Agreement, dated as of July 17, 1990 (the "ORIGINAL LOAN AGREEMENT"), between Borrower and Baccarat Electronics, Inc. (the "ORIGINAL LENDER") and amended as of March 15, 1991, as of March 24, 1992, as of August 17, 1992, as of September 19, 1997, as of July 17, 1998, and as of November 27, 2000 (the Loan Agreement and the amendments set forth in this sentence are referred to collectively herein as the "ORIGINAL LOAN AGREEMENTS"), pursuant to which the Original Lender agreed to provide a revolving line of credit to Borrower in an aggregate principal sum of $15,000,000. Original Lender previously assigned all of its rights, duties and obligations under the Original Loan Agreements and related agreements to Lender.

     B. The outstanding principal balance and accrued and unpaid interests owing under the Original Loan Agreements as of October 10, 2001 is $17,721,847. The Loans made pursuant to the Original Loan Agreement are due and payable in full, and the terms of the Loans expire, on August 30, 2002.

     C. In connection with the Original Loan Agreement, Borrower executed in favor of Lender a Security Agreement dated as of July 17, 1990 (the "ORIGINAL SECURITY AGREEMENT"), pursuant to which Borrower granted Lender a security interest in substantially all of Borrower's assets.

     D. Borrower and Lender subsequently entered into that certain Loan Agreement, dated October 5, 2001 ("NEW LOAN AGREEMENT"), whereby Lender agreed to make advances of immediately available funds to Borrower up to an aggregate principal amount of Twenty Million Dollars ($20,000,000) from time to time, on the terms and conditions set forth therein.

     E. Pursuant to the New Loan Agreement, Borrower and Lender entered into that certain Security Agreement, dated October 5, 2001 (the "NEW SECURITY AGREEMENT"), pursuant to which Borrower's obligations under the Original Loan Agreements and the New Loan Agreement are secured by a security interest in the Collateral (as defined in the New Security Agreement).

     F. Borrower and Lender now desire to amend the Original Loan Agreement to conform certain terms and conditions thereof with the New Loan Agreement.

     NOW THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties agree as follows:

     1. NO FUTURE LOANS UNDER ORIGINAL LOAN AGREEMENT. Borrower agrees that Lender has no further obligation or commitment of any kind to make any loans or advances to Borrower pursuant to the Original Loan Agreements. Borrower further confirms that the balance of unpaid principal and accrued and unpaid interest due under the Original Loan Agreements is as set forth in Recital B hereof.


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     2. DESCRIPTION OF CHANGE IN TERMS.

     A. MODIFICATION(S) TO BORROWER'S COVENANTS. Section 3 of the Original Loan Agreement, as amended, is replaced in its entirety with the following:

     3.1. BORROWER'S AFFIRMATIVE COVENANTS

     Borrower covenants that until all obligations of Borrower under this Agreement, the Security Agreement and the Note are satisfied in full,
     Borrower:

     3.1.1. BORROWER SEC DOCUMENTS. Shall prepare and timely file all reports and other filings required under applicable U.S. federal securities laws in accordance with all relevant statutory requirements and the rules and regulations of the Securities and Exchange Commission.

     3.1.2. NASDAQ STOCK MARKET LISTING. Shall maintain the listing of the Common Stock on the Nasdaq National Market and shall timely comply with all applicable listing maintenance and continuity requirements of the Nasdaq Stock Market. In the event Borrower fails to meet any such requirements, Borrower shall take and cause to be taken such actions as are necessary and within its direct or indirect control to maintain the listing of the Common Stock on the Nasdaq National Market.

     3.1.3. COMPLIANCE WITH LAW. In addition to the covenant contained in
     Section 3.1.1, shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, and shall comply with all provisions of Borrower's certificate of incorporation and by laws.

     3.1.4. TAXES AND OTHER LIABILITIES. Shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, including federal and state income taxes, except such as Borrower may in good faith contest or as to which a bona fide dispute may arise; provided that provision is made to the satisfaction of Lender for eventual payment thereof in the event that it is found that the same is an obligation of Borrower.

     3.1.5. LITIGATION. Shall promptly give notice in writing to Lender of any litigation pending or threatened by or against Borrower with a potential liability in excess of $100,000.

     3.1.6. NOTICE TO LENDER. Shall promptly give notice in writing to Lender of
     (i) the occurrence of any Event of Default, or (ii) any change in name, identity or corporate structure of Borrower, regardless of whether such event is a breach of this Agreement, the Note or the Security Agreement.

     3.1.7. LEGAL EXISTENCE AND GOOD STANDING. Shall, and shall cause each of its Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence


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     and qualification or good standing could reasonably be expected to have a material adverse effect on Borrower.

     3.1.8 MAINTENANCE OF PROPERTY; INSPECTION OF PROPERTY.

          (a) Shall, and shall cause each of its Subsidiaries to, maintain all of its Property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

          (b) Shall permit representatives and independent contractors of Lender to visit and inspect any of its Property, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired.

     3.1.9. INSURANCE. Shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance against loss or damage by fire with extended coverage, public liability and third party Property damage.

     3.2. BORROWER'S NEGATIVE COVENANTS

     Borrower further covenants that until payment in full of the Note and all other amounts due hereunder, Borrower will not without the prior written consent of Lender:

     3.2.1. GUARANTEES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments in the ordinary course of business) or accommodation endorser or otherwise for the debts or obligations of any other person or entity.

     3.2.2. LOANS OR ADVANCES. Except as set forth on Schedule 3.2.2, make or permit to exist any loans or advances to, or investments in, any person or entity, except:

          (a) advances in the nature of accounts receivable, general intangibles or notes receivable arising from the licensing of software, from the sale of goods or services or otherwise in the ordinary course of business;

          (b) advances to employees of Borrower and its Subsidiaries in reasonable amounts approved by the board of directors of Borrower.

          (c) investments in cash and highly liquid investments with a maturity of 90 days or less at the date of purchase;

          (d) investments by Borrower in its existing wholly-owned Subsidiaries in the ordinary course of business;


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          (e) investments by existing wholly-owned Subsidiaries of Borrower in
     Borrower or any other wholly-owned Subsidiary of Borrower in the ordinary course of business;

          (f) securities received in connection with the satisfaction or enforcement of indebtedness or claims due or owing to Borrower or any of its Subsidiaries or as security of any such indebtedness or claim;

          (g) prepayments by Borrower or its Subsidiaries in the ordinary course of business; and

          (h) other loans, advances or investments in an aggregate amount not to exceed $1,000,000 outstanding at any time.

     3.2.3. DISTRIBUTIONS. Declare or pay any dividends or any other distributions on account of any shares of any class of capital stock of Borrower, either in cash or any other Property, to any stockholder or equity interest holder of or in Borrower or any Subsidiary, nor redeem, retire, repurchase or otherwise acquire any shares of capital stock of Borrower.

     3.2.4. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's or any Subsidiary's assets now owned or hereafter acquired, except the liens of Lender or other liens permitted by Section 5.4 of that certain Loan Agreement between Borrower and Lender dated October 5, 2001.

     3.2.5. CONDUCT OF BUSINESS. Change the nature of the business heretofore conducted by Borrower in the usual, regular and ordinary course.

     B. MODIFICATIONS TO EVENTS OF DEFAULT. Section 4 of the Original Loan Agreement, as amended, is replaced in its entirety with the following:

     4.1. EVENTS OF DEFAULT. With respect to the Note, the following events are "Events of Default":

     4.1.1. Default shall be made by Borrower in the payment of principal of or any interest on the Note when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise;

     4.1.2. Default shall be made in the due performance or observance of-any other covenant, agreement or provision herein, in the Security Agreement, or in any other loan agreement to be performed or observed by Borrower, or a material breach shall exist in any representation or warranty herein contained or in the Note or the Security Agreement, and such default or breach shall have continued uncured for a period of 30 days after written notice thereof to Borrower from Lender;


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     4.1.3. Borrower shall be involved in financial difficulties as evidenced by:

          (a) an admission in writing by Borrower of its inability to pay its debts generally as they become due;

          (b) Borrower filing a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Code (as now or in the future amended) or an admission seeking the relief therein provided;

          (c) Borrower making a general assignment for the benefit of its creditors;

          (d) Borrower consenting to the appointment of a receiver or trustee for all or a substantial part of the Property of Borrower or approving as filed in good faith a petition filed against Borrower under said Bankruptcy Code (in both cases without the consent of Borrower), which order shall not have been vacated or set aside or otherwise terminated within 60 days from the date of entry or shall have been unstayed for a period of 60 days;

          (e) the assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all the Property of Borrower, which custody or sequestration shall not have been terminated within 90 days from its assumption or shall have been unsuspended for a period of 60 days; or

          (f) an attachment being made on any substantial part of the Property or assets of Borrower which shall not be discharged within 60 days from the making thereof.

     4.1.4. Default made by Borrower in (i) any other note, agreement or other instrument evidencing any other indebtedness for borrowed money between Borrower and Lender, or (ii) any agreement between Borrower and a third party giving the third party the right to accelerate any indebtedness for borrowed money exceeding $100,000 in principal amount.

     4.1.5. A money judgment(s) in the aggregate during the term of this Agreement of at least $100,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days.

     4.1.6. Borrower terminates or suspends its business, or there is filed by or against Borrower any petition seeking the liquidation or dissolution of Borrower or the commencement of any other procedure to liquidate or dissolve Borrower, or there occurs any event, condition or circumstances which causes the liquidation or dissolution of Borrower.

     4.1.7. Borrower or any person acting for Borrower makes any material misrepresentation or material misstatement now or in the future in any warranty or representation in this Agreement or in any writing delivered to


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     Lender to induce Lender to enter this Agreement, the Note or the Security
     Agreement.

     4.1.8. The closing of (i) a merger, consolidation, reorganization, transaction or series of transactions which results in the stockholders of Borrower as constituted immediately prior to such event holding less than a majority of the voting power of Borrower or the surviving entity in such transaction(s); or (ii) a sale, transfer or other disposition of substantially all of the assets of Borrower (each a "CHANGE OF CONTROL").

     4.2. REMEDIES UPON DEFAULT.

     4.2.1. Upon the occurrence and during the continuation of any of the above Events of Default, Lender may, by notice to Borrower, terminate its commitment to make any further Loans and declare the unpaid principal and all accrued interest on the Loans and the Note, and all other amounts payable under this Agreement or the Security Agreement, to be immediately due and payable, whereupon all such principal, interest and other amounts shall be forthwith due and payable, without presentment, demand, protest or further notice of any kind; and provided that, in the case of occurrence of an Event of Default under 4.1.3 or 4.1.6, Borrower's commitment to make any further Loans shall be automatically terminated and all such principal, interest and other amounts shall be automatically due and payable, without presentment, demand, protest or further notice of any kind.

     4.2.2. Upon the occurrence and during the continuation of any of the above Events of Default, Lender shall have, in addition to all other rights and remedies provided herein or by applicable law, all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of California, including, but not limited to, the right to take possession of the collateral covered by the Security Agreement, and for that purpose Lender may, and Borrower hereby authorizes Lender to, enter upon any premises on which any such collateral may be located or situated and remove the same therefrom or without removal render the same unusable and may use or dispose of any such collateral on such premises without any liability for rent, storage, utilities or other sums, and upon request Borrower shall, to the extent practicable, assemble and make any such collateral available to Lender at a place to be designated by Lender, which is reasonably convenient to Borrower and Lender. Borrower agrees that, to the extent notice of sale shall be required by law, at least five days' notice to Borrower of the time and place of any public sale or the time after which any private sale or any other intended disposition is to be made shall constitute reasonable notification of such sale or disposition. Lender shall also have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Lender to enforce its rights and remedies hereunder, to manage, protect and preserve any such collateral or continue the operation of the business of Borrower, and Lender shall be entitled to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and


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     to the payment of the Note until a sale or other disposition of such collateral shall be finally made and consummated. In the event of any disposition or collection of or any other realization upon all or any part of such collateral, Lender shall apply the proceeds of such disposition, collection or other realization as follows:

          (a) First, to the payment of the reasonable costs and expenses of Lender in exercising or enforcing its rights hereunder, including, but not limited to, reasonable costs and expenses incurred in retaking, holding and/or preparing the collateral for sale, lease or other disposition;

          (b) Second, to the payment of the Note and all other obligations under this Agreement or the Security Agreement; and

          (c) Third, the surplus, if any, shall be paid to Borrower or to whomsoever may be lawfully entitled to receive such surplus.

     3. CONSISTENT CHANGES. The Original Loan Agreement is hereby amended wherever necessary to reflect the changes described in paragraphs 2A and 2B above.

     4. NO DEFENSE OF BORROWER. Borrower agrees that it has no defenses against the obligation to pay any amounts under the Loans pursuant to the Original Loan Agreements.

     5. COLLATERAL. Borrower agrees that in addition to collateral pledged to Lender under the Original Security Agreement and all of the rights of Lender thereunder (which are not affected by this Amendment), the Collateral also secures Borrower's obligations under the Original Loan Agreements and any notes evidencing Loans thereunder, and Borrower shall have the rights and remedies under the New Security Agreement with respect to the Collateral if Lender enforces its rights with respect thereto for payment of the obligations under the Original Loan Agreement and any notes evidencing Loans thereunder.

     6. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the Original Loan Agreement, Lender is relying upon Borrower's representations, warranties and agreements as set forth in the Original Loan Agreement. Except as expressly modified pursuant to this Amendment, the terms of the Original Loan Agreement remain unchanged and in full force and effect. This Amendment shall in no way shall obligate Lender to make any future modifications to the Original Loan Agreement. Nothing in this Amendment shall constitute a satisfaction of any obligations under or relating to the Original Loan Agreement. The terms of this
Section 6 apply not only to this Amendment, but also to all subsequent amendments. Borrower further confirms the continuing validity and effectiveness of the Original Security Agreement, the pledge of collateral made thereunder and the rights of Lender thereunder.

     7. INTEGRATION. This Amendment, the Original Loan Agreements and related agreements constitute the entire agreement and understanding among the parties relating to the subject matter hereof, and supersede all prior and contemporaneous proposals, negotiations, agreements and understandings relating to the subject matter. In entering into this Amendment, Borrower acknowledges that it is relying on no statement, representation, warranty, covenant or agreement of any kind made by Lender or any employee or agent of Lender, except for the agreements of Lender set forth herein. No modification, rescission, waiver, release or amendment of


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any provision of this Amendment shall be made, except by a written agreement signed by Lender and Borrower.

     By signing below, Borrower understands and agrees to the terms of this Amendment. This Amendment No. 7 to the Original Loan Agreement is executed as of the date first written above.

BORROWER:                                   LENDER:

VALENCE TECHNOLOGY, INC.,                   BERG & BERG ENTERPRISES, LLC
a Delaware corporation


By: /S/ KEVIN MISCHNICK                     By:  /S/ CARL BERG
   -------------------------------              -------------------------------

Title:  VICE PRESIDENT OF FINANCE           Title:  MEMBER AND MANAGER
      ----------------------------                -----------------------------


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